EXHIBIT 10.48

MATTEL, INC.

PERSONAL INVESTMENT PLAN

REMEDIAL AMENDMENT TO THE JANUARY 1, 2006 RESTATEMENT

WHEREAS, Mattel, Inc. (the “Company”) sponsors the Mattel Inc. Personal Investment Plan; and

WHEREAS the Company currently has pending an application for a determination from the Internal Revenue Service that the Plan is qualified under Section 401(a) of the Code and the Internal Revenue Service has requested certain remedial amendments to the Plan in connection with its review of the application and as a condition for the issuance of a favorable determination with respect to the continued qualified status of the Plan; and

WHEREAS the Company intends to preserve the qualified status of the Plan, and this Amendment sets forth the remedial amendments request by the Internal Revenue Service; and

WHEREAS, in Section 16.1of the Plan, the Company reserved the right to amend the Plan at any time in whole or in part;

NOW THEREFORE, to effect the foregoing, the Company does hereby declare that the Plan be, and hereby is, amended effective as of January 1, 2008, unless otherwise specified herein, as follows:

1. The following sentence is added to the end of Section 2.13(c):

“Effective for Plan Years beginning on and after January 1, 2008, Compensation for purposes of Article XV of the Plan shall include Compensation paid after the date of the Employee’s severance from employment with the Company, provided such Compensation is paid by the later of (i) 2-1/2 months after the date of the Employee’s severance from employment, or (ii) the last day of the Plan Year that includes such date of severance from employment, to the extent required by Treasury Regulation Section 1.415(c)-2(e)(3).”

2. The following new Section 5.4(i) shall be added to the Plan to read as follows:

“(i) If on account of administrative error or otherwise any limitation of this Section 5.4 may be exceeded, the Committee shall cause to be taken such of the actions permitted by Section 5.5 and Section 5.6 as, and to the extent, it determines necessary so that the limitation shall be satisfied, which actions shall not include the contribution of qualified non-elective contributions.”

3. The following new Section 6.3(h) shall be added to the Plan to read as follows:

“(h) If on account of administrative error or otherwise any limitation of this Section 6.3 may be exceeded, the Committee shall cause to be taken such of the actions permitted by Section 6.4 as, and to the extent, it determines necessary so that the limitation shall be satisfied, which actions shall not include the contribution of qualified non-elective contributions.”

4. Section 14.5 of the Plan shall be deleted in its entirety and replaced with the following:

“14.5 Disposition of Excess Amounts.

Effective for Plan Years beginning before July 1, 2007, in the event the Annual Addition with respect to a Participant for a Limitation Year exceeds the limitation provided in Section 14.1, after application of the provisions of Section 14.4, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s annual compensation, or a reasonable error in determining the amount of elective deferrals under Code Section 402(g)(3), any excess amounts contributed by a Participating Company on behalf of such Participant for any Plan Year (other than Before-Tax Contributions) shall be held unallocated in a suspense account for the Plan Year and applied, to the extent possible, first to reduce the Participating Company contributions for the Plan Year, and next, to reduce the Participating Company contributions for the succeeding Plan Year, or Years, if necessary. No investment gains or losses shall be allocated to a suspense account.”

5. Effective as of January 1, 2002, the last sentence of the ninth paragraph of Section 17.3 shall be amended to read as follows:

“In the case of a distribution made for a reason other than severance from employment, death or disability, this paragraph shall be applied by substituting “five year period” for “one year period.”

IN WITNESS WHEREOF, Mattel, Inc. has caused this instrument to be executed by its duly authorized officer this 15th day of December, 2009, effective as of the dates set forth above.

MATTEL, INC.

By:	/s/ Alan Kaye
Name:	Alan Kaye
Title:	SVP Human Resources

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